Exhibit 4.18

BLOOM ENERGY CORPORATION

AMENDMENT NO. 3 TO

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amendment No. 3 (the “Amendment”) to that certain Eighth Amended and Restated Registration Rights Agreement dated as of June 30, 2011 by and among Bloom Energy Corporation, a Delaware corporation (the “Company”), and the Holders named therein, and amended pursuant to that certain Amendment No. 1 to Eighth Amended and Restated Registration Rights Agreement (“Amendment No. 1”), dated December 14, 2015 and that certain Amendment No. 2 and Joinder to Eighth Amended and Restated Registration Rights Agreement (“Amendment No. 2” and, together with Amendment No. 1, the “Amendments”), dated August 4, 2016 (the “Rights Agreement”), is made and entered into as of September 20, 2016 by and among the Company and the undersigned Holders of a majority of the outstanding shares of Registrable Securities (the “Majority Holders”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Rights Agreement.

Recitals

WHEREAS, the Company desires to amend the Rights Agreement to amend the definition of “Purchaser” set forth therein.

WHEREAS, with respect to the amendments contemplated by this Amendment, Section 19 of the Rights Agreement permits the amendment of the Rights Agreement with the written consent of the Company and the Majority Holders.

Agreement

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Amendments.

a. The defined term “Purchaser” appearing in Section 1 of the Rights Agreement shall be amended and replaced in its entirety with the following:

““Purchaser” shall mean (a) each person or entity who (i) has acquired shares of Preferred and who is a signatory to this Agreement, or (ii) acquires securities of the Company in the future pursuant to an agreement with the Company and becomes a party to this Agreement pursuant to Section 20(b) hereof, (b) each of the Acquirers, (c) each of the Investors (as defined in the 2014 NPA), (d) the Investor (as defined in the 2015 NPA), (e) the Seller (as defined in that certain Purchase and Sale of Membership Interests Agreement, dated January 29, 2016, by and between the Company and Mehetia Inc., (f) the Investors (as defined in that certain Note Purchase Agreement, dated December 11, 2015, by and between the Company and the “Investors” and “Guarantors” named therein (as amended, the “Indenture NPA”)), (g) future investors that purchase Additional Notes (as defined in that certain Indenture, dated December 15, 2015, by and among the Company, the guarantors party thereto, and U.S. Bank National

Association, as trustee and collateral agent, as amended, restated, supplemented or otherwise modified from time to time (the “Indenture”)) to be sold pursuant to Section 2.10 of the Indenture, and (h) any transferees of the holders listed in subsections (b) through (g) hereof for (y) transfers effective on or before August 4, 2016 of any Settlement Securities, or (z) transfers effective at any time of the 2014 Notes, 2015 Notes, the Additional Notes, or the Notes (as defined in the Indenture NPA, which, together with the Additional Notes are referred to herein as the “Indenture Notes”), provided that, for this subsection (h) to apply to such persons that are not already party to this Agreement, such persons must execute a joinder agreeing to become a party to the Agreement as a “Holder” hereunder and be fully bound by, and subject to, the Agreement as though it were a party thereto (each such transferee, a “Permitted Transferee”).”

2. Except as expressly set forth in this Amendment, the Rights Agreement, as amended by the Amendments, shall continue in full force and effect in accordance with its terms.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflict of laws provisions thereof.

4. Each party hereto represents and warrants that: (i) it has all necessary power and authority to enter into and perform this Amendment and (ii) this Amendment, and the Rights Agreement, constitute a valid and binding obligation which is enforceable against each party hereto in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject to equitable principles of general application).

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2

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“COMPANY”	BLOOM ENERGY CORPORATION
a Delaware corporation

	By:	/s/ Randy Furr
	Name:	Randy Furr
	Title:	Chief Financial Officer and Secretary
	Dated:	September 20, 2016

(Signature Page to the Amendment No. 3 to the 8th AR Registration Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”
CANADA PENSION PLAN
Date: September 20, 2016	INVESTMENT BOARD

	By:	/s/ Scott Lawrence
	Name:	Scott Lawrence
	Title:	Managing Director, Head of Relationship Investments

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”
1536057 ALBERTA LTD.

	By:	/s/ Peter Teti
	Name:	Peter Teti
	Title:	SVP, Private Equity
	Dated:	Sept. 14, 2016

1536053 ALBERTA LTD.

	By:	/s/ Peter Teti
	Name:	Peter Teti
	Title:	SVP, Private Equity
	Dated:	Sept. 14, 2016

(Signature Page to the Amendment No. 3 to the 8th AR Registration Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”

Date: 9.16.16	DAG VENTURES GP GROUP
	By:	DAG Ventures Management LLC, its Managing Member

	By:	/s/ John Cadeddu
	Name:	John Cadeddu
Title:

Date: 9.16.16	DAG VENTURES COINVESTMENT FUND – AM, L.P.
	By:	DAG Ventures Management LLC, its Managing Member

	By:	/s/ John Cadeddu
	Name:	John Cadeddu
Title:

Date: 9.16.16	DAG VENTURES COINVESTMENT FUND –ARMSTRONG EQUITY PARTNERS, L.P. AND ARMSTRONG EQUITY ADVISORS L.P.
	By:	DAG Ventures Management LLC, its General Partner

	By:	/s/ John Cadeddu
	Name:	John Cadeddu
Title:

(Signature Page to the Amendment No. 3 to the 8th AR Registration Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

‘‘HOLDERS”

Date: 9.16.16	DAG VENTURES LLC

	By:	/s/ John Cadeddu
	Name:	John Cadeddu
Title:

Date: 9.16.16	DAG VENTURES HOLDINGS LLC
	By:	DAG Ventures LLC, its Manager

	By:	/s/ John Cadeddu
	Name:	John Cadeddu
Title:

Date: 9.16.16	DAG VENTURES QP, L.P.
	By:	DAG Ventures Management LLC, its General Partner

	By:	/s/ John Cadeddu
	Name:	John Cadeddu
Title:

Date: 9.16.16	DAG VENTURES L.P.
	By:	DAG Ventures Management LLC, its General Partner

	By:	/s/ John Cadeddu
	Name:	John Cadeddu
Title:

(Signature Page to the Amendment No. 3 to the 8th AR Registration Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

‘‘HOLDERS”

Date: 9.16.16	DAG VENTURES PARTNERS COINVESTMENT FUND
	By:	DAG Ventures Management LLC, its Managing Member

	By:	/s/ John Cadeddu
	Name:	John Cadeddu
Title:

Date: 9.16.16	DAG VENTURES COINVESTMENT FUND – IA, L.P.
	By:	DAG Ventures Management LLC, its General Partner

	By:	/s/ John Cadeddu
	Name:	John Cadeddu
Title:

Date: 9.16.16	DAG VENTURES COINVESTMENT FUND–II-D, L.P.
	By:	DAG Ventures Management LLC, its Managing Member

	By:	/s/ John Cadeddu
	Name:	John Cadeddu
Title:

(Signature Page to the Amendment No. 3 to the 8th AR Registration Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

‘‘HOLDERS”

Date: 9.16.16	DAG VENTURES COINVESTMENT FUND – QUINN RIVER II, LLC
	By:	DAG Ventures Management LLC, its Managing Member

	By:	/s/ John Cadeddu
	Name:	John Cadeddu
Title:

(Signature Page to the Amendment No. 3 to the 8th AR Registration Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”	EIGHT BAR FINANCIAL PARTNERS I, LP

	By:	/s/ Holly Neiweem
Print Name: Holly Neiweem
Print Title: Managing Director
Dated: 9.14.16

(Signature Page to the Amendment No. 3 to the 8th AR Registration Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”	HSBC INVESTMENT BANK HOLDINGS, PLC

	By:	/s/ Michael James Kershaw
Print Name: Michael James Kershaw
Print Title: Attorney
Dated: 18/9/16

(Signature Page to the Amendment No. 3 to the 8lh AR Registration Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”

KPCB HOLDINGS, INC. as nominee

	By:	/s/ Paul M. Vronsky
Print Name: Paul M. Vronsky
Print Title: General Counsel
Dated: September 20, 2016

(Signature Page to the Amendment No. 3 to the 8th AR Registration Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”	MEHETIA INC., a Delaware corporation

	By:	/s/ Peter Cross
Name: Peter Cross
Title: Vice President

(Signature Page to Amendment No. 3 to the 8th AR Registration Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”	MORGAN STANLEY PRINCIPAL INVESTMENTS INC.

	By:	/s/ Ismail Bhaimia
Print Name: Ismail Bhaimia
Print Title: Managing Director
Dated: 9/15/16

(Signature Page to the Amendment No. 3 to the 8th AR Registration Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”	NEW ENTERPRISE ASSOCIATES 10, LP

	By:	NEA Partners 10, Limited Partnership its General Partner

	By:	/s/ Louis S. Citron
Print Name: Louis S. Citron
Print Title: Chief Legal Officer/Attorney-in-Fact
Dated: September 20, 2016

NEA VENTURES 2003, LIMITED PARTNERSHIP

	By:	/s/ Louis S. Citron
Vice President

Print Name: Louis S. Citron

Dated: September 20, 2016

(Signature Page to the Amendment No. 3 to the 8th AR Registration Rights Agreement)